As filed with the Securities and Exchange Commission on July 9, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUEPHOENIX SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification no.)

8 Maskit Street
Herzliya 46120, Israel
972-9-952-6100
(Address of Principal Executive Offices) (Zip Code)

BLUEPHOENIX SOLUTIONS LTD. 2007 AWARD PLAN
(Full Title of the Plan)

Varda Sagiv
BluePhoenix Solutions USA Inc.
8000 Regency Parkway
Cary, North Carolina 27511
(919) 380-5100
(Name and Address of Agent for Service)

Copies to:
Ernest Wechsler , Esq.	Yael Peretz, Adv.	Yael Bar-Shai, Adv.
Kramer Levin Naftalis & Frankel LLP	General Counsel	Herzog, Fox & Neeman
1177 Avenue of the Americas	BluePhoenix Solutions Ltd.	Asia House
New York, New York 10036	8 Maskit Street	4 Weizman Street
(212)-715-9100	Herzliya 46120, Israel	Tel Aviv 64239, Israel
	972-9-952-6100	972-3-692-2020

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, NIS 0.01 par value per share	392,250 shares (3)	$4.405	$1,727,861.25	$67.91

(1)	Pursuantto Rule 416(a), an additional indeterminable number of shares are also being registered to cover any adjustments required by stock splits, stock dividends or similar transactions under the BluePhoenix Solutions Ltd. 2007 Award Plan.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Ordinary Shares on July 3, 2008 which is within five business days of this offering.

(3)	Representing the maximum number of shares that may be awarded under the BluePhoenix Solutions Ltd. 2007 Award Plan.

EXPLANATORY NOTE

On July 24, 2007, BluePhoenix Solutions Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333- 144798) (the “2007 Registration Statement”) relating to 139,000 ordinary shares, par value NIS 0.01 per share of the Registrant (the “Ordinary Shares”), to be offered and sold to participants under the BluePhoenix Solutions Ltd. 2007 Award Plan (the “Plan”), pursuant to the 2007 Registration Statement. This Registration Statement is being filed to register an additional 392,250 Ordinary Shares to be offered and sold under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are hereby incorporated by reference into this Registration Statement.

PART II

Item 8.	Exhibits

4.1	English translation of the Memorandum of Association as amended on July 23, 2003 (Incorporated by reference to the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on December 24, 1996)

4.2	Articles of Association as amended on December 27, 2005 (Incorporated by reference to the Registrant annual report on Form 20-F filed with the Securities and Exchange Commission on March 27, 2006)

5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzlia, State of Israel on the 9th day of July, 2008.

BLUEPHOENIX SOLUTIONS LTD. By: /s/ Varda Sagiv —————————————— Varda Sagiv Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kilman and Varda Sagiv, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/ Arie Kilman	Chief Executive Officer and Director	July 9, 2008
Arie Kilman

Principal Financial Officer and Principal
Accounting Officer:

/s/ Varda Sagiv	Chief Financial Officer	July 9, 2008
Varda Sagiv

Directors:

/s/ Amira Berkovitz-Amir	Director	July 9, 2008
Amira Berkovitz-Amir

/s/ Michael Chill	Director	July 9, 2008
Michael Chill

/s/ Gur Shomron	Director	July 9, 2008
Gur Shomron

Authorized Representative in the United States:
BLUEPHOENIX SOLUTIONS USA Inc.

/s/ Michael Chill		July 9, 2008
By: Michael Chill
Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	English translation of the Memorandum of Association as amended on July 23, 2003 (Incorporated by reference to the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on December 24, 1996)

4.2	Articles of Association as amended on December 27, 2005 (Incorporated by reference to the Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 27, 2006)

5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)